SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

     On April 13, 2004, At Road, Inc. (“At Road”) announced that it has signed a definitive agreement with MDSI Mobile Data Solutions Inc. (“MDSI”) providing for the acquisition of MDSI by At Road. Under the terms of the agreement, MDSI shareholders will be entitled to receive, at the election of the holder, 0.75 shares of At Road common stock or $9.00 in cash for each At Road share owned. MDSI shareholders who are also Canadian residents will be given the opportunity to elect to receive 0.75 equivalent exchangeable shares in a new At Road Canadian subsidiary for each MDSI share owned. The maximum amount of cash to be issued by At Road in the proposed transaction is capped at $19.5 million. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of MDSI’s shareholders and regulatory approvals. The transaction is expected to close in the third quarter 2004. At Road and MDSI will host a conference call today at 5:30 a.m. Pacific time to discuss the proposed acquisition. To join the call, please call 877-888-4034 or 719-867-0608 approximately 10 minutes before the start of the call. The pass code for the conference call is 825445.

     A copy of the joint press release issued by At Road and MDSI on April 13, 2004 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of At Road, Inc. and MDSI Mobile Data Solutions Inc. dated April 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.

Date: April 13, 2004	By:	/s/ THOMAS C. HOSTER

Thomas C. Hoster Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release of At Road, Inc. and MDSI Mobile Data Solutions Inc. dated April 13, 2004.